Date: June 2,2026Via EmailSecurities and Exchange Commission450 Fifth Street, N.W.Washington, D.C. 20549Re: Samarium Group Corporation. - Offering Statement on Form 1-ALadies and Gentlemen:IhavebeenrequestedbySamariumGroupCorporation,aWyomingcorporation(the"Company"),tofurnishyouwithmyopinionastothemattershereinaftersetforthinconnectionwiththeabove-captionedofferingstatement(the"OfferingStatement")coveringanaggregateof20,000,000 shares offered on behalf of the Company (the “Shares”).Inconnectionwiththisopinion,IhaveexaminedtheOfferingStatementandtheCompany'sCertificateofIncorporationandBy-laws(eachasamendedtodate),copiesoftherecordsofcorporate proceedingsof theCompany, andsuch otherdocuments asI havedeemed necessarytoenable me to render the opinion hereinafter expressed.TheOfferingStatementrelatestotheproposedofferandsaleofupto20,000,000sharesoftheCompany'scommonstock,parvalue$0.001pershare(the"Shares").TheSharesconsistof:(i)18,000,000sharesofcommonstocktobenewlyissuedandsoldbytheCompany(the"PrimaryShares");and(ii)2,000,000sharesofcommonstockcurrentlyissuedandoutstanding,tobeofferedandsoldbythesellingshareholdernamedintheOfferingStatement(the"SecondaryShares").ThisopinionletterisbeingdeliveredinaccordancewiththerequirementsofItem17(12) of Part III of Form 1-A.Inconnectionwithrenderingthisopinion,wehaveexaminedoriginals,orcertified,conformed,or reproduction copies, of the following documents:1.TheCertificateofIncorporationoftheCompanyfiledinDelaware,theArticlesofDomesticationfiledwiththeWyomingSecretaryofState,andallamendmentsthereto(the "Articles of Incorporation");2.The Bylaws of the Company, as currently in effect;3.CertainwrittenconsentsandresolutionsadoptedbytheBoardofDirectorsandshareholdersoftheCompanyrelatingto,amongotherthings,theauthorizationandissuance of the Primary Shares and the secondary sale of the Secondary Shares;4.The Offering Statement and the Offering Circular contained therein; and

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5.Suchothercorporaterecords,agreements,instruments,anddocumentsaswehavedeemed relevant or necessary as the basis for the opinions hereinafter expressed.Inallsuchexaminations,wehaveassumedthegenuinenessofallsignaturesonoriginaldocuments,theauthenticityofalldocumentssubmittedtousasoriginals,theconformitytooriginaldocumentsofallcopiessubmittedtousascertified,conformed,orreproductioncopies,andthelegalcapacityofallnaturalpersonsexecutingsuchdocuments.Astovariousquestionsoffactrelevanttothisopinion,wehavereliedupon,andassumedtheaccuracyof,certificatesandoralorwrittenstatementsofpublicofficialsandofficersandrepresentativesoftheCompany.WehavefurtherassumedthattheCompanywillreceivetheconsiderationforthePrimary Shares set forth in the Offering Statement.Baseduponandsubjecttotheforegoing,IamoftheopinionthattheShareswill,uponissuanceinaccordancewiththetermssetforthintheOfferingStatement,includingthepaymentoftheconsiderationthereforsetforththerein,befullypaid,dulyauthorized,issuedandoutstandingshares of the Company’s common stock.IrendernoopinionastothelawsofanyjurisdictionotherthantheStateofWyoming.IherebyconsenttotheuseofthisopinionasanexhibittotheOfferingStatementandtothereferencetomy name under the caption "LegalMatters" in the Offering Statement andin the offering circularincluded in the Offering Statement.Very truly yours,/s/ Shawuki G. HiltonShawukiG.Hilton,Esq.Florida Bar No. 0120751Founding&ManagingAttorneyThe Hilton Law Firm, PLLCShawukiG. Hilton,Esq. – AttorneyatLaw100 S. AshleyRd., Suite600Tampa, FL33602p: (813)955-2631 e:shawuki@thehiltonlawfirm.com

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